Exhibit 10.8

SVC89 COMBINED PORTFOLIO

MARRIOTT INTERNATIONAL, INC.

10400 Fernwood Road

Bethesda, MD 20817

December 31, 2019

HPT TRS MRP, Inc.

HPT CY TRS, Inc.

c/o Service Properties Trust

Two Newton Place

255 Washington Street

Newton, Massachusetts 02458

Attention: John G. Murray, President

Re:       SVC89 Combined Portfolio

Dear Mr. Murray:

Reference is made to those certain properties currently owned by Service Properties Trust and known commonly as the SVC89 Combined Portfolio (collectively, the “SVC89 Properties”). Each of HPT TRS MRP, Inc. (“MRP Tenant”) and HPT CY TRS, Inc. (“CY Tenant” and together with MRP Tenant, the “Tenants”) are parties with certain affiliates and subsidiaries of Marriott International, Inc. (such affiliates and subsidiaries, collectively with Marriott International, Inc., “MI”) to those certain Second Amended and Restated Management Agreements or Management Agreement (as applicable), executed as of December 31, 2019 but effective as of January 1, 2020 (as amended from time to time collectively, the “Management Agreements”) with respect to the SVC89 Properties. Additionally, the Tenants and MI, as applicable, are parties to that certain Amended and Restated Pooling Agreement, executed as of December 31, 2019 but effective as of January 1, 2020 (as amended from time to time, the “Pooling Agreement”). Terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling Agreement.

Notwithstanding any term or provision in the Pooling Agreement to the contrary, the Tenants and MI acknowledge and agree as follows:

1.       Interim Distributions. So long as Service Properties Trust owns a Controlling Interest, directly or indirectly, in the Portfolio Properties and the Pooling Agreement is in effect, the interim distributions of Aggregate Tenants’ Priority which are described in Sections 3.01 and 3.02 of the Pooling Agreement shall be made twice per Portfolio Accounting Period, rather than once per Portfolio Accounting Period (notwithstanding the provisions of such sections in the Pooling Agreement regarding the frequency of such distributions). The first interim distribution (in the amount of one-half of the estimated Aggregate Tenants’ Priority for each Portfolio Accounting Period) shall be made no later than the first (1st) day of such Portfolio Accounting Period. The second interim distribution (in the amount of the remainder of such Aggregate Tenants’ Priority) with respect to such Portfolio Accounting Period shall be made no later than the twentieth (20th) day of such Portfolio Accounting Period. In addition, there shall be an adjustment (if necessary) to the amount of such distributions for such period after the delivery of the Aggregate Accounting Period Statement reconciling the actual amount of Aggregate Tenants’ Priority payable with respect to such Portfolio Accounting Period, and any such adjustment shall be reflected in future interim distributions for the subsequent Portfolio Accounting Periods in accordance with the Pooling Agreement. Tenants may, in their sole discretion, elect immediately to repay any Additional Marriott Advance or Additional Manager Advance made or deemed made to fund the payment of Aggregate Tenants’ Priority.

2.       Conflict with Pooling Agreement. In the event of a conflict between the interpretation of the terms and provisions of the Pooling Agreement and the terms and provisions of this Letter Agreement, the terms and provisions of this Letter Agreement shall control.

3.       Governing Law. This Letter Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Maryland, without regard to its “choice of law” rules.

4.       Dispute Resolution; Arbitration and Expert Resolution. Disputes under this Letter Agreement shall be resolved by Arbitration in accordance with the procedures set forth in Section 11.23.A of the applicable Management Agreement(s), unless the underlying dispute is one which, if arising under the Management Agreements, would be resolved by referral to an Expert, in which event the Dispute shall be resolved in accordance with the procedures set forth in Section 11.23.B of the applicable Management Agreement(s).

5.       Counterparts. This Letter Agreement may be executed in one or more counterparts (including by means of facsimile or via email in electronic or portable document format (.pdf) signature pages), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

6.       Notices. Any notices by any party to this Letter Agreement shall be given in accordance with Section 7.01 of the Pooling Agreement.

7.       Pooling Agreement. Except as herein modified, the Pooling Agreement remains unmodified and in full force and effect.

8.       Further Assurances. Each party hereby agrees, without further consideration, to take such other actions following the date hereof and to execute and deliver such other documents as any party or its counsel may reasonably request in order to consummate or memorialize the transactions contemplated in this Letter Agreement.

[Signature Pages Follow]

Please confirm your agreement to the foregoing terms and conditions by countersigning one copy of this Letter Agreement in the space below provided.

Very Truly Yours,

MARRIOTT:

MARRIOTT INTERNATIONAL, INC.
By:	/s/ Julie Bowen	(SEAL)
Name:	Julie Bowen
Title:	Authorized Signatory

MANAGERS:

MARRIOTT HOTEL SERVICES, INC.

By:	/s/ Julie Bowen	(SEAL)
Name:	Julie Bowen
Title:	Authorized Signatory

RESIDENCE INN BY MARRIOTT, LLC

By:	/s/ Julie Bowen	(SEAL)
Name:	Julie Bowen
Title:	Authorized Signatory

COURTYARD MANAGEMENT CORPORATION

By:	/s/ Julie Bowen	(SEAL)
Name:	Julie Bowen
Title:	Authorized Signatory

SPRINGHILL SMC, LLC

By:	/s/ Julie Bowen	(SEAL)
Name:	Julie Bowen
Title:	Authorized Signatory

[Signature Page to Letter Agreement]

TOWNEPLACE MANAGEMENT, LLC

By:	/s/ Julie Bowen	(SEAL)
Name:	Julie Bowen
Title:	Authorized Signatory

ESSEX HOUSE CONDOMINIUM CORPORATION

By:	/s/ Julie Bowen	(SEAL)
Name:	Julie Bowen
Title:	Authorized Signatory

[Signature Page to Letter Agreement]

TENANTS:

HPT TRS MRP, INC.

By:	/s/ John G. Murray	(SEAL)
Name:	John G. Murray
Title:	President

HPT CY TRS, INC.

By:	/s/ John G. Murray	(SEAL)
Name:	John G. Murray
Title:	President

[Signature Page to Letter Agreement]